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                            DISTRIBUTION AGREEMENT



The Winsbury Company Limited Partnership
d/b/a The Winsbury Company
1900 East Dublin-Granville Road
Columbus, Ohio  43229


Gentlemen:

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, M.S.D. & T. Funds, Inc., a Maryland corporation (the "Company"), has agreed that The Winsbury Company Limited Partnership d/b/a The Winsbury Company (the "Distributor") shall be, for the period of this Agreement, the distributor of each class and subclass of shares ("Shares") in each of the investment portfolios of the Company identified on Schedule A hereto (the "Funds"). Additional Funds may be added to those covered by this Agreement from time to time by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

     1.  SERVICES AS DISTRIBUTOR.
         -----------------------

         1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and each prospectus of the Company then in effect under the Securities Act of 1933.

         1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes appropriate in connection with such solicitation. The Company understands that Distributor may, in the future, be the distributor of the shares of several investment companies or series (together, "Competitors") including Competitors having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such Competitors. The Company agrees that Distributor's duties to such Competitors shall not be deemed in conflict with its duties to the Company under this paragraph 1.2.

     Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.
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         1.3  As distributor of the Shares all activities by Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 by the Securities and Exchange Commission (the "Commission") or any securities association registered under the Securities Exchange Act of 1934.

         1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Company.

         1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

         1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Company's officers may decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

         1.8 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the registration or qualification of the Company or its Shares for sale in such states as Distributor may designate.

         1.9 Each of the Company and the Distributor shall furnish from time to time, in connection with the sale of the Shares, such information with respect to the Funds and the Shares as the other may reasonably request; and each warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

         1.10 The Company represents to Distributor that all registration statements and prospectuses filed by the Company with the Commission under the Securities Act of 1933 with respect

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to the Shares have been carefully prepared in conformity with the requirements of said Act and rules and regulations of the Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and any prospectus and Statement of Additional Information relating to the Funds filed with the Commission and any amendments and supplements thereto which at any time shall have been filed with the Commission. The Company represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of the Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Company may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

         1.11 The Company authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Company agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act of 1933, or under common law or otherwise arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement

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or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Company's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are provided to the Company by Distributor and used in the responses to any of the items of the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact in connection with the giving of such information required to be stated in such responses or necessary to make the responses not misleading; and further provided that the Company's agreement to indemnify Distributor and the Company's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Company or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Company's agreement to indemnify Distributor, its partners and employees, and any such controlling person, as aforesaid, is expressly conditioned upon the Company's being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Company at its principal office in Baltimore, Maryland, and sent to the Company by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this paragraph 1.11. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Company, the Company will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Company's indemnification agreement contained in this paragraph

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1.11 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares. This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or Directors in connection with the issue and sale of any Shares.

         1.12 Distributor agrees to indemnify, defend and hold the Company, its several officers and Directors and any person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or Directors or any such controlling person, may incur under the Securities Act of 1933, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue statement, or alleged untrue statement, of a material fact contained in information provided by Distributor to the Company and used in the responses to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information provided by Distributor to the Company required to be stated in such responses or necessary to make the responses not misleading. Distributor's agreement to indemnify the Company, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor's being notified of any action brought against the Company, its officers or Directors, or any such controlling person, such notification to be given by letter or by telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Company, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any event the Company, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such

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action shall not relieve Distributor from any liability which Distributor may have to the Company, its officers or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

         1.13 No Shares shall be offered by either Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, or if and so long as a current prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided,
                                                                 --------
however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Company's prospectus, Articles of Incorporation or By-laws.

         1.14 The Company agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

              (a) of any request by the Commission for amendments to the registration statement or any prospectus then in effect or for additional information;

              (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or any prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

              (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or any prospectus then in effect or which requires the making of a change in such registration statement or any such prospectus in order to make the statements therein not misleading; and

              (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

     For purposes of this paragraph 1.14, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

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         1.15  Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of Distributor's responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

         1.16 This Agreement shall be governed by the laws of the State of Maryland.

     2.  SALE AND PAYMENT.
         ----------------

         Under this Agreement, the following provisions shall apply with respect to the sale of and payment for Shares:

              (a) The Distributor shall have the right, as principal, to purchase Shares from the Company at their net asset value and to sell such Shares to the public against orders therefor at the applicable public offering price, as defined in Section 3 hereof. The Distributor shall also have the right, as principal, to sell Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to below.

              (b) Prior to the time of delivery of any Shares by the Company to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Company or to its order an amount in New York Federal Funds equal to the applicable net asset value of such Shares. The Distributor shall retain so much of any sales charge or underwriting discount as is not allowed by it as a concession to dealers.

     3.  PUBLIC OFFERING PRICE.
         ---------------------

         The public offering price for each Fund's Shares shall be the net asset value of such Shares, plus any applicable sales charge, all as set forth in the current prospectus of that Fund. The net asset value of each Fund's Shares shall be determined in accordance with the provisions of the Articles of Incorporation of the Company and the then current prospectus of that Fund.

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     4.  COMPANY ISSUANCE OF SERIES SHARES.
         ---------------------------------

         The Company reserves the right to issue, transfer or sell Shares at net asset value (a) in connection with the merger or consolidation of the Company or any Fund with any other investment company or the acquisition by the Company or any Fund of all or substantially all of the assets or of the outstanding shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split;
(c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of a Fund; and (e) otherwise in accordance with any then current prospectus of a Fund.

     5.  TERM.
         ----

         Unless sooner terminated, this Agreement shall continue with respect to each Fund until July 20, 1994 and thereafter shall continue automatically for successive 12-month periods, provided such continuance with respect to each Fund is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund, provided that in either event its continuance also is approved by a majority of the Company's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time with respect to any Fund or all Funds without penalty, on 60 days' notice, by Distributor or by the Company's Board of Directors or by vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the

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place below indicated, whereupon it shall become a binding agreement between us effective on this 1st day of October, 1993.


                                                   Yours very truly,

                                                   M.S.D. & T. FUNDS, INC.



                                                   By: /s/ Leslie B. Disharoon
                                                   ---------------------------
                                                   Leslie B. Disharoon

                                                   Title: President
Accepted:

THE WINSBURY COMPANY
LIMITED PARTNERSHIP
By The Winsbury Corporation,
as General Partner


By: /s/ Ronald. Henderson
    ---------------------
     Ronald G. Henderson

Title: Senior Vice President

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